AXP California Tax-Exempt Trust
File No. 33-5103/811-4646

Exhibit (h)(5):     Transfer Agency Agreement, dated March 9, 2000.

Exhibit (i):        Opinion and Consent of Counsel, dated June __, 2000.

Exhibit (j):        Independent Auditors' Consent.

Exhibit (q)(1):     Trustees' Power of Attorney, dated Jan. 13, 2000.

Exhibit (q)(2):     Officers' Power of Attorney, dated Jan. 13, 2000.